EXHIBIT 21

                 PEOPLES BANCORP INC. ANNUAL REPORT ON FORM 10-K
                     FOR FISCAL YEAR ENDED DECEMBER 31, 2000


Subsidiaries of Peoples Bancorp Inc.
      The following are the only subsidiaries of Peoples Bancorp Inc.:

                                                                Jurisdiction of
Name of Subsidiary                                               Incorporation
-----------------------------------------------------------     ----------------
Peoples Bank, National Association ("Peoples Bank")              United States
      Peoples Insurance Agency, Inc. ("Peoples Insurance")            Ohio
      Peoples Loan Services, Inc. ("PLS")                           Delaware

Northwest Territory Life Insurance Company                          Arizona

PEBO Capital Trust I                                                Delaware